Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8

(Form Type)

Gritstone bio, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed maximum offering price per unit	Maximum aggregate offering price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	4,879,270(2)(3)	$2.06(4)	$10,051,296.20	$0.0001476	$1,483.58

Total Offering Amount					$10,051,296.20		$1,483.58

Total Fees Offset							0

Net Fee Due							$1,483.58

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock, $0.0001 par value per share (“Common Stock”), that become issuable under the Gritstone Oncology, Inc. 2018 Incentive Award Plan (“2018 Plan”), the Gritstone Oncology, Inc. 2018 Employee Stock Purchase Plan (“2018 ESPP”) and the Gritstone bio, Inc. 2021 Employment Inducement Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)

The 2018 Plan provides for an annual increase in the number of shares reserved and available for issuance under the 2018 Plan each January 1 until January 1, 2028, in an amount equal to four percent (4%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares as approved by the Board. The 2018 ESPP provides for an annual increase in the number of shares reserved and available for issuance under the 2018 ESPP each January 1 until January 1, 2028, in an amount equal to one percent (1%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares determined by the Board. The 4,879,270 shares of Common Stock registered hereunder consists of (i) 3,903,416 shares under the 2018 Plan and (ii) 975,854 shares under the 2018 ESPP.

(3)	The 4,879,270 shares of Common Stock registered hereunder were authorized as of January 1, 2024 pursuant to the annual increase provisions described above.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of $2.06 per share, which represents the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 1, 2024.